EMPLOYMENT AGREEMENT

          This Employment Agreement is made and entered into as of the 10th day of June 1994 by and between Hubert L. Harris. Jr. (hereinafter referred to as the Global Partner) and INVESCO Group Services. Inc. (hereafter referred to as the Company).

          WHEREAS, the Company desires to employ the Global Partner in accordance with the terms and conditions hereinafter set forth, and the Global Partner desires to accept employment with the Company on the terms and conditions hereinafter set forth; and

          WHEREAS, the Company is a member of a group of related companies (collectively, the "INVESCO Group");

          WHEREAS, Global Partner acknowledges that the proprietary customer, operations, financial, and business information that has been learned or will be learned about the business of the Company and/or the INVESCO Group could be used to harm the interests of the Company and/or the INVESCO Group or compete unfairly with the Company and/or the INVESCO Group and could also be of great value to the competitors of the Company and/or the INVESCO Group; and

          WHEREAS, Global Partner further acknowledges that such proprietary customer, operations, financial, and business information has been developed and will be developed during the course of Global Partner's employment with the Company through the expenditure by Company or other entities in the INVESCO Group of substantial effort, time and money;

          NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

          1. Employment and Duties.

          The  Company  agrees to employ  the Global  Partner  to  perform  such services, duties and responsibilities as are assigned him by the Board of Directors of the Company or its duly authorized representative (the "Employment"). During the term of this Agreement, the Global Partner agrees to be a full-time employee of the Company and to devote his full exclusive time, energy and skill to the business of the Company and the INVESCO Group. During the term of this Agreement, the Global Partner may engage in personal investment activity, charitable work and, subject to the prior written approval of the Company, other business activity. The Global Partner will not however, engage in any business or activity that is competitive with the activity of the Company and the INVESCO Group, or will result in any violation of the Company's policies or in a conflict of interest with .the Company and the business of the Company and the INVESCO Group or with the duties of the INVESCO Group to its clients, or materially affect the Global Partner's ability to perform his duties. The Global Partner further undertakes to comply with any applicable rules and regulations of or relating to any statutory or regulatory body within whose jurisdiction any part of the business of the Company or the INVESCO Group falls.

          2. Compensation and Benefits.

          Global Partner shall be entitled to the compensation and benefits set forth at Exhibit" A" to this Agreement. Exhibit "A" may be amended from time to time, such amended or replacement Exhibit "A" to take effect when signed by the Company and the Global Partner.

          3. Termination of Employment by Company or Global Partner.

          Both Company and Global Partner agree that, except as provided in this Section and in

Section 4, and except as may be agreed in writing by the parties hereto, the Employment may be terminated by either party for any reason effective as of a date one year after receipt of notice of such termination by either party. The Company may terminate employment under this Agreement immediately by notice in writing if at any time during the term of this Agreement, the Global Partner:
(a) shall be guilty of or commit any serious misconduct tending, in the reasonable opinion of the Board of Directors of the Company, to bring the Global Partner or the Company or any member of the INVESCO Group into disrepute; (b) shall have committed any breach of the Global Partner's obligations hereunder which, in the reasonable opinion of the Board of Directors of the Company, is material or in any way detrimental to the interests of the Company or any member of the INVESCO Group; (c) has repeated or continued (after warning in writing) any breach (whether or not material) of the Global Partner's obligations hereunder; (d) shall commit any act of bankruptcy or become insolvent or; (e) shall be guilty of persistent insobriety or be convicted of any criminal offence involving the Global Partner's integrity or honesty.

          Any unpaid salary that has accrued through the effective termination date will be paid to the Global Partner upon the effective termination date or, if the Global Partner has given notice for such termination, on the next regular pay date. Any unpaid bonuses which were awarded prior to the date of termination will be paid within a reasonable time. Following a notice of termination, the parties may, but are not obligated to, enter into an agreement establishing transition compensation and employee obligations which differ from those provided by this Agreement.

          4. Termination of Employment Because of Death or Disability.

          Global Partner's employment shall be terminated as a result of his death or, immediately on notice by the Company to such effect, his disability which prevents him from performing the essential duties of the position he holds at that time with reasonable accommodation. The Global Partner, or his beneficiary or estate, will be entitled to receive any base salary accrued or bonuses awarded, if any, prior to the date the Global Partner's employment terminates due to disability or death, and any disability or death benefits paid under any insurance plan which may be maintained by the Company at the time of the Global Partner's disability or death.

          5. Confidentiality.

          Global Partner agrees that both during the term of this Agreement and after the termination of this Agreement, Global Partner will hold in a fiduciary capacity for the benefit of the Company, and will not directly or indirectly use or disclose (except as authorized in writing by the Company) any "Confidential Information," as defined hereafter. The term "Confidential Information" as used in this Agreement shall mean and include any information, data and know-how relating to the business of the Company and the INVESCO Group that is disclosed to the Global Partner by the Company (or a member of the INVESCO Group) or known by him as a result of his relationship with the Company and the INVESCO Group and not generally within the public domain including, but not limited to, all intellectual property and proprietary research developed by and/or known to Global Partner during his Employment with the INVESCO Group (including the Company). The term "Confidential Information" does not include information that has become generally available to the public by act of one who has the right to disclose such information through presentation or otherwise without violating any right of the Company, any member of the INVESCO Group or the client to which such information pertains.

          6. Right to Material: Return of Material.

          Global Partner agrees that all records, files, memoranda, data in machine readable form, reports, fee lists, customer lists, drawings, plans, sketches, documents and the like, relating to the business of the Company, including, but not limited to, all intellectual property and proprietary research which the Global Partner shall use or develop or come in contact with in the course of or as the result of his employment with the Company or any member of the INVESCO Group shall remain the sole property of the Company and/or the INVESCO Group (as the case may be).

          Upon termination of Global Partner's employment with the Company for any reason or, on request, at any time, Global Partner will deliver promptly to Company all materials, documents, plans, records, notes, drawings, designs, or papers and any copies thereof in Global Partner's possession or control relating in any way to the business of the Company and/or the INVESCO Group, which at all times shall be the property of Company.

          7. Work for Hire Acknowledgment: Assignment.

          Global Partner acknowledges that all of Global Partner's work on and contributions to the business of the Company and/or the INVESCO Group, including, without limitation, any and all investment models, processes, and methodology or any other contribution to such business (such as designs, artwork and other expressions in any tangible medium) (collectively, the "Works ") are within the scope of Global Partner's employment and are a part of the services, duties and responsibilities of Global Partner. All of Global Partner's work on and contributions to the Works will be rendered and made by Global Partner for, at the instigation of, and under the overall direction of the Company, and all of Global Partner's said work and contributions, as well as the Works, are and at all times shall be regarded as "work made for hire" as that term is used in the United States Copyright Laws. Without curtailing or limiting this acknowledgment, Global Partner hereby assigns, grants and delivers exclusively to the Company all rights, titles, and interests in and to any such Works, and all copies and versions, including all copyrights and renewals. Global Partner will execute and deliver to Company, or its successors and assigns, such other and further assignments, instruments and documents as Company from time to time reasonably may request for the purpose of establishing, evidencing, and enforcing or defending its complete, exclusive, perpetual, and worldwide ownership of all rights, titles, and copyrights, in and to the Works, and Global Partner hereby constitutes and appoints Company as its agent and attorney-in-fact, with full power of substitution, to execute and deliver such assignments, instruments or documents as Global Partner may fail or refuse to execute and deliver, this power and agency being coupled with an interest and being irrevocable.

          8. No Solicitation and Non-Competition.

          Except as may be agreed in writing by the parties hereto, the Global Partner shall not at any time prior to one year after the date of notice of termination of the Global Partner's employment with the Company:

          1. directly or indirectly hire or employ in any capacity, or solicit the employment of or offer employment to or entice away or in any other manner persuade any person employed by the Company or any member of the INVESCO Group to leave the employ of such company; or

          2. compete, directly or indirectly, with the Company or any member of the INVESCO Group. For the purposes of this Agreement, "compete with the Company or any member of the INVESCO Group" means:

                              to engage in, participate or assist, whether as an employee, consultant, agent, director, officer, trustee. owner or partial owner (other than as a passive investor of publicly traded stock which represents less than one percent of the equitable ownership of an enterprise), in or on behalf of any planned or existing business organization (i) that is engaged in the business carried on by the Company, or any member of the INVESCO Group or (ii) whose existing or anticipated activities, services or products are otherwise competitive with the business carried on by the Company, or any member of the INVESCO Group, within the continental United States, or within any area in which the Company or Global Partner has engaged in the business carried on by the Company or any member of the INVESCO Group at any time during Global Partner's employment with the Company.


          9. Relief.

          The parties acknowledge that a breach or threat to breach any of the terms of this Agreement by Global Partner would result in material and irreparable damage and injury to Company, and that it would be difficult or impossible to establish the full monetary value of such damage. Therefore, Company shall be entitled to injunctive relief by a court of appropriate jurisdiction in the event of Global Partner's breach or threatened breach of any of the terms contained in this Agreement. In the event of any breach or threatened breach of this Agreement by Global Partner, if Company should employ attorneys or incur other expenses for the enforcement of any obligation or agreement of Global Partner contained herein, Global Partner shall reimburse Company for its reasonable attorneys' fees and such other expenses so incurred.

          10. Assignments.

          The terms and provision of this Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, and upon the Global Partner and his heirs and personal representatives.

          11. Applicable Law.

          This Agreement has been entered into in and shall be governed by and construed under the internal laws of the State of Georgia.


          12. Notice.

          Any notice required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered in person or when deposited in the United States mail or by Federal Express or similar overnight delivery service or by telecopy or fax.

          13. Term.

          Except as provided in Sections 3 and 4, the parties hereto agree that this Agreement shall be automatically renewed and extended from day to day beginning on the date hereof.

          14. Gender.

          All pronouns or any variations thereof contained in this Agreement refer to the masculine, feminine or neuter, singular or plural, as the identify of the person or the persons may require.

          15. Non waiver.

          The failure of Company to insist upon strict performance of the terms of this Agreement or to exercise any option herein, shall not be construed as a waiver or a relinquishment for the future or such term or option, but that the same shall continue in full force and effect.

          16. Interpretation: Severability of Invalid Provisions.

          All rights and restrictions contained in this Agreement may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this Agreement illegal, invalid or unenforceable. If any term of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, the remaining terms shall remain in full force and effect. The provisions of this Agreement do not in any way limit or abridge the Company's rights under the laws of unfair competition, trade secret, copyright, patent, trademark or any other applicable law(s), all of which are in addition to and cumulative of Company's rights under this Agreement. The existence of any claim by Global Partner against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to enforcement by the Company of any or all of such provision or covenants.

          17. Entire Agreement.

          This Agreement constitutes the entire agreement between the Company and Global Partner with respect to the subject matter, and supersedes any prior agreements or understanding with respect to the. subject matter.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as oithe day and year first above written.


                                            "Company"

                                            INVESCO Group Services, Inc.


                                            By:     /s/  Charles W. Brady
                                                 -------------------------------

                                            Title:  Chairman
                                                   -----------------------------



                                            "Global Partner"

                                                    /s/  Hubert L. Harris, Jr.
                                            ------------------------------------
                                            Hubert L. Harris, Jr.         (Seal)

                                    Exhibit A
                                       to
                              Employment Agreement


          Exhibit A to the Employment Agreement, dated June 11, 1994, between Hubert L. Harris, Jr. and INVESCO Group Services, Inc.


Effective Date of Exhibit: January 1, 2004

Duties:                         Chief Executive Officer of INVESCO North America

Base Salary:                    $441,000




AMVESCAP Group Services, Inc. (f/k/a INVESCO Group Services, Inc.)




By:  /s/ James I. Robertson
   -------------------------------
Typed Name:  James I. Robertson
Title: CEO



Global Partner:


  /s/ Hubert L. Harris, Jr.
---------------------------------
Typed Name: Hubert L. Harris, Jr.